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                        EXCELSIOR INCOME SHARES, INC.
                        -----------------------------
               (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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



         EIS FUND ADJOURNS ANNUAL SHAREHOLDERS MEETING UNTIL OCT. 30
                      Fund Declares $.25 Quarterly Dividend


NEW YORK, NY, Oct. 11 - The Board of Directors of EIS Fund (NYSE: EIS) today announced that it convened its Annual Shareholder's Meeting on Oct. 8, 2001, conducted scheduled business and adjourned the meeting until Oct. 30, in order to allow votes cast at the meeting to be tabulated, and to determine whether a quorum was present. The meeting will be reconvened on Oct. 30, 2001, at 11:00 a.m., at the offices of Kramer Levin Naftalis & Frankel, LLP, 919 Third Avenue, 41st Floor, Conference Room B, New York City.


The Board also declared a quarterly cash dividend of 25 cents per share, payable Oct. 26, 2001, to shareholders of record on Oct. 19, 2001.


EIS Fund is the name under which Excelsior Income Shares, Inc., a closed-end bond fund organized under the laws of New York, does business.